Exhibit 4.2

Execution Copy

FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Fifth Amended and Restated Registration Rights Agreement dated as of August 9, 2013 (this “Agreement”), among Argos Therapeutics, Inc., a Delaware corporation (the “Company”), and the persons executing a counterpart of this Agreement listed as Holders on the signature pages of this Agreement.

PRELIMINARY STATEMENT

The Company and the Holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock were parties to a Fourth Amended and Restated Registration Rights Agreement dated as of August 31, 2012 (the “Old Registration Rights Agreement”).

The Company and the purchasers of Series E Preferred Stock have entered into a certain Series E Preferred Stock and Warrant Purchase Agreement of even date herewith (the “Series E Purchase Agreement”) pursuant to which the Company has agreed to sell and such purchasers have severally agreed to purchase shares of the Series E Preferred Stock.

The Company and the other parties to this Agreement intend that, upon the execution of this Agreement, the Old Registration Rights Agreement shall be superseded by, and amended and restated in its entirety as provided for in this Agreement.

In consideration of the mutual representations and agreements set forth in this Agreement, the Company and the Holders agree to the following:

AGREEMENT

1.	RESTATEMENT

1.1	The Old Registration Rights Agreement is hereby superseded by, and amended and restated in its entirety as provided for herein.

2.	DEFINITIONS

2.1 As used in this Agreement, the following terms shall have the following meanings:

2.1.1	“Affiliate” means any entity controlling, controlled by or under common control with a designated person. For the purposes of this definition, “control” shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Commission under the Securities Act.

2.1.2	“Agreement” shall have the meaning ascribed thereto in the introductory paragraph.

2.1.3	“Aurora Entities” means Aurora Ventures II, LLC, Harbinger/Aurora Venture Fund, LLC, Harbinger/Aurora QP Venture Fund, LLC, AV II Argos Enrichment, LLC and their Related Parties, collectively.

2.1.4	“Board” means the Board of Directors of the Company.

2.1.5	“Commencement Date” means the earliest date as of which the Holders shall be entitled to exercise registration rights hereunder, which date shall be the earlier of (a) the second anniversary of the date of this Agreement or (b) the 180th day after the effective date of a Qualified Public Offering

2.1.6	“Commission” means the Securities and Exchange Commission and any successor thereto.

2.1.7	“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

2.1.8	“Company” shall have the meaning ascribed thereto in the introductory paragraph.

2.1.9	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any statute or statutes which shall be enacted to take the place of such Exchange Act, together with all rules and regulations promulgated thereunder.

2.1.10	“Forbion Entities” means Forbion Capital Partners, Coöperatieve AAC LS U.A., a cooperative association with corporate seat in Amsterdam, Forbion Co-Investment II Coöperatief U.A., their Related Parties and ABN-AMRO Ventures B.V., collectively.

2.1.11	“Holders” means holders of outstanding Registrable Securities who are (a) persons executing a counterpart of this Agreement listed as Holders on the signature pages of this Agreement, and (b) any subsequent legal or beneficial owner of Registrable Securities who has become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement in the form of Exhibit B attached hereto.

2.1.12	“Intersouth Entities” means Intersouth Affiliates V, L.P., Intersouth Partners IV, L.P., Intersouth Partners V, L.P. and their Related Parties, collectively.

2.1.13	“Lumira Entities” means LCC Legacy Holdings Inc. (formerly, Lumira Capital Corp.), Lumira Capital I Limited Partnership, Lumira Capital I Quebec Limited Partnership, and their Related Parties, collectively.

2.1.14	“Manager” shall have the meaning ascribed thereto in subsection 2.1.22.

2.1.15	“Morningside Entities” means Morningside Venture Investments Limited and its Related Parties, collectively.

2.1.16	“Notices” shall have the meaning ascribed thereto in subsection 16.4.

2.1.17	“Old Registration Rights Agreement” shall have the meaning ascribed thereto in the Preliminary Statement.

2.1.18	“Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, collectively.

2.1.19

Qualified Public Offering” means the closing of an initial public offering by the Company for its own account of Common Stock pursuant to a registration statement on Form S-1 (or such successor form as the Securities and Exchange Commission under the Securities Act may promulgate) where such offering is at an offering price per share to the public of not less than three times the Series E Original Purchase Price (as defined in the Company’s Sixth Amended and Restated Certificate of Incorporation, as the same may be amended from time to time) (as adjusted for stock splits, dividends and the like) with aggregate proceeds to the Company of not less than $50,000,000 (before deduction of underwriters commissions and expenses).

2.1.20	“Registrable Securities” shall mean the Series A Registrable Securities, the Series B Registrable Securities, the Series C Registrable Securities, the Series D Registrable Securities, the Series E Registrable Securities and the Warrant Registrable Securities. Wherever reference is made in this Agreement to a request or consent of Holders of a certain percentage of Registrable Securities, the determination of such percentage shall include and be calculated on the basis of shares of Common Stock issued or issuable in respect of the Preferred Stock.

2.1.21	“Registration Expenses” shall have the meaning ascribed thereto in subsection 8.1.

2.1.22	“Related Parties” means with respect to a Stockholder (a) such Stockholder’s Affiliates and (b) if such Stockholder is a venture capital or other investment fund, such Stockholder’s exclusive provider of investment management or investment advisory services (a “Manager”), such Manager’s Affiliates, any other venture capital or investment fund to which such Manager or its Affiliates provide exclusive investment management or investment advisory services, and any other venture capital or investment fund in the same fund family, and “Related Parties” shall mean all of them collectively.

2.1.23	“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor Rule thereto.

2.1.24	“Securities Act” means the Securities Act of 1933, as amended prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

2.1.25	“Selling Expenses” shall have the meaning ascribed thereto in subsection 8.1.

2.1.26	“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.001 per share.

2.1.27	“Series A Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of shares of Series A Preferred Stock and (ii) any shares of Common Stock issued or issuable in respect of such shares upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding in any event securities which have (a) been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) been sold to the public pursuant to Rule 144 under the Securities Act.

2.1.28	“Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.001 per share.

2.1.29

“Series B Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of shares of Series B Preferred Stock and (ii) any shares of Common Stock issued or issuable in respect of such shares upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding in any event securities which have (a) been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) been sold to the public pursuant to Rule 144 under the Securities Act.

2.1.30	“Series C Preferred Stock” means the Company’s Series C Preferred Stock, par value $0.001 per share.

2.1.31	“Series C Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of shares of Series C Preferred Stock (including any shares of Series C Preferred Stock issued upon exercise of outstanding warrants) and (ii) any shares of Common Stock issued or issuable in respect of such shares or warrants upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding in any event securities which have (a) been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) been sold to the public pursuant to Rule 144 under the Securities Act.

2.1.32	“Series D Preferred Stock” means the Company’s Series D Preferred Stock, par value $0.001 per share.

2.1.33	“Series D Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of shares of Series D Preferred Stock and (ii) any shares of Common Stock issued or issuable in respect of such shares upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding in any event securities which have (a) been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) been sold to the public pursuant to Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of Holders of a certain percentage of Series D Registrable Securities, the determination of such percentage shall be calculated on the basis of shares of Common Stock issued or issuable in respect of the Series D Preferred Stock.

2.1.34	“Series E Preferred Stock” means the Company’s Series E Preferred Stock, par value $0.001 per share.

2.1.35	“Series E Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of shares of Series E Preferred Stock and (ii) any shares of Common Stock issued or issuable in respect of such shares upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding in any event securities which have (a) been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) been sold to the public pursuant to Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of Holders of a certain percentage of Series E Registrable Securities, the determination of such percentage shall be calculated on the basis of shares of Common Stock issued or issuable in respect of the Series E Preferred Stock.

2.1.36	“Series E Purchase Agreement” shall have the meaning ascribed thereto in the Preliminary Statement.

2.1.37	“Short Form” means Form S-3 under the Securities Act, and any other form promulgated after the date of this Agreement applicable in circumstances substantially comparable to either of those forms, regardless of its designation.

2.1.38	“TVM Entities” means TVM V Life Science Ventures GmbH & Co. KG and its Related Parties, collectively.

2.1.39	“Warrant Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the exercise of warrants issued pursuant to the Series E Purchase Agreement, including the conversion of underlying shares of Series E Preferred Stock in the case of such warrants exercisable for shares of Series E Preferred Stock, and (ii) any shares of Common Stock issued or issuable in respect of such shares upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding in any event securities which have (a) been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) been sold to the public pursuant to Rule 144 under the Securities Act.

3.	DEMAND REGISTRATIONS

3.1 At any time on or after the Commencement Date, by a written notice to the Company, a Holder or Holders holding at least 25% of the Registrable Securities then outstanding may from time to time request that the Company register on Form S-1 under the Securities Act (or such successor form as the Commission may promulgate) and under other relevant securities laws, for disposition in accordance with methods stated in the notice, Registrable Securities having an aggregate proposed offering price of at least $3,000,000.

3.2 When it receives a registration notice under subsection 3.1, the Company shall promptly deliver a copy of the registration notice to each Holder who is not a party to the registration notice, each of whom may then specify, by notice to the Company within fifteen (15) days of receipt of such registration notice, a number of shares of Registrable Securities which it wishes to include in any registration pursuant to the registration notice under subsection 3.1.

3.3 When it receives a registration notice under subsection 3.1, the Company shall use its best efforts to effect the registration under the Securities Act of Registrable Securities specified in the registration notice under subsection 3.1 and subsequent notices under subsection 3.2, all to the extent requisite to permit disposition by such Holders in accordance with the intended methods of disposition described in the registration notice.

4.	REGISTRATIONS ON SHORT FORMS

4.1 In addition to the rights provided for in subsection 3.1, if at any time the Company is a registrant entitled to use a Short Form to register Registrable Securities, one (1) or more Holders holding an aggregate of at least 15% of the Registrable Securities then outstanding may by a written notice to the Company request that the Company register Registrable Securities specified in the notice on a Short Form. The Holders shall be entitled to request an unlimited number of registrations on Short Forms.

4.2 When it receives a notice under subsection 4.1, and provided that the reasonably anticipated price to the public of the Registrable Securities proposed to be registered would total more than $1,000,000, the Company shall use its best efforts to effect the expeditious registration under the Securities Act, on a Short Form, of Registrable Securities specified in the notice which are not then freely tradable without any volume or other limitations pursuant to the provisions of Rule 144.

4.3 When it receives a registration notice under subsection 4.1, the Company shall promptly deliver a copy of the registration notice to each Holder who is not a party to the registration notice, each of whom may then specify, by notice to the Company within fifteen (15) days of receipt of such registration notice, a number of Registrable Securities which it wishes to include in any registration pursuant to the registration notice under subsection 4.1.

4.4 Notwithstanding subsections 4.1 and 4.2, the Company shall not be required to effect any Short Form registration within six (6) months after the effective date of any other registration statement of the Company (other than on Forms S-4 or S-8 or their equivalents).

4.5 The Company shall use all reasonable efforts to qualify for registration on any Short Form; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of that Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form.

5.	INCIDENTAL REGISTRATIONS

5.1 Each time the Company proposes to register any of its securities under the Securities Act (other than pursuant to Section 3 or 4 hereof) prior to the tenth anniversary of the effective date of an initial public offering, for sale to the public, whether for its own account or for the account of other security holders or both, it will give at least sixty (60) days’ advance written notice of its intention to do so to each Holder. Each Holder may then specify, by notice to the Company within fifteen (15) days of its receipt of the Company’s notice, a number of shares of Registrable Securities which it wishes to include in the Company’s proposed registration. Subject to the market cutback limitations of Section 10, the Company will use its best efforts to effect the registration under the Securities Act of Registrable Securities specified by Holders under this Section 5.

6.	LIMITATIONS ON REGISTRATION RIGHTS

6.1 Notwithstanding any contrary provision of this Agreement:

6.1.1	the Company shall not be required to effect more than two (2) registrations pursuant to Section 3 at its expense; provided, however, that a demand for registration shall not count as one (1) of the two (2) registrations permitted pursuant to Section 3 under this paragraph 6.1.1 if either (i) the registration statement filed with respect to such registration is not declared effective by the Commission, or (ii) the Holders requesting registration of Registrable Securities under subsections 3.1 and 3.2 do not register and sell at least 90% of the Registrable Securities they have requested be registered in such registration, and provided further that the Holders may request registrations in excess of two (2) if the Holders agree to pay all Registration Expenses associated with such registrations in excess of two (2) and the Board does not deem such additional registrations to be unduly burdensome on the management of the Company; and

6.1.2	Section 5 shall not apply to a registration effected solely to implement an employee benefit plan or to any other form or type of registration which does not permit inclusion of Registrable Securities pursuant to Commission rule or practice.

7.	REGISTRATION PROCEDURES

7.1 Whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

7.1.1	in the case of a registration required under Section 3, engage the underwriters designated by the sellers pursuant to subsection 14.1;

7.1.2	before filing each registration statement or prospectus or amendment or supplement thereto with the Commission, furnish each seller with copies of all such documents proposed to be filed which shall be subject to the reasonable approval of such seller or its counsel;

7.1.3	prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the period provided in subsection 7.2;

7.1.4	prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition set forth in such registration statement;

7.1.5	prepare and promptly file with the Commission, and notify each seller of such Registrable Securities immediately after the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, during such periods as a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and notify each seller immediately after its discovery of such event;

7.1.6	furnish to the underwriters and each seller of such Registrable Securities such numbers of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such underwriters or seller may reasonably request in order to facilitate the disposition of the Registrable Securities subject to such registration statement in accordance with such registration statement;

7.1.7	use its best efforts to register or qualify any Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States of America as a seller or the underwriters reasonably request, and to take any other acts which a seller or the underwriters may reasonably request under such securities or blue sky laws to enable the consummation of the disposition in such jurisdictions of such Registrable Securities (provided, however, that the Company may not be required under this Agreement (i) to qualify generally to do business as a foreign corporation in any jurisdiction in which it would not otherwise be required to qualify, or (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction);

7.1.8	provide a transfer agent and registrar for all Registrable Securities sold under the registration and provide a CUSIP number for all Registrable Securities sold under the registration not later than the effective date of the registration statement;

7.1.9	cause all Registrable Securities sold under the registration to be listed on each securities exchange or to be qualified and eligible for trading in any automated quotation system, if any, on which similar securities issued by the Company are then listed or traded or, if no such listing or qualification has then occurred, to cause such securities to be so listed or qualified on an exchange or in a trading system that is reasonably acceptable to Holders holding the Registrable Securities being sold;

7.1.10	enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, or the Holders holding more than 50% of the Registrable Securities being sold reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares), it being understood that such agreements and actions shall also benefit other Holders who are selling Registrable Securities thereunder;

7.1.11	advise each seller of Registrable Securities, immediately after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

7.1.12	make available for inspection by each seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller or underwriter in connection with such registration statement, all subject to such limitations as the Company reasonably deems appropriate in order to protect the Company’s confidential or proprietary information; and

7.1.13	if the offering is underwritten and at the request of any seller of Registrable Securities, use all reasonable efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purpose of such registration, addressed to the underwriters to such effect as reasonably may be requested by counsel for the underwriters, and executed counterparts of such opinion addressed to the sellers of Registrable Securities to the same effect as requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants (as defined in Regulation S-X promulgated under the Exchange Act) retained by the Company, addressed to the underwriters stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

7.2 Notwithstanding any contrary provision of this Section 7, the Company shall not be required to use its best efforts to maintain the effectiveness of any registration statement for a period in excess of one hundred and eighty (180) days or until all of the sellers have sold or otherwise disposed of their Registrable Securities registered under such registration statement, whichever is earlier. This one hundred and eighty (180) day period shall be extended by any period of time in which the sellers are prohibited by law from selling Registrable Securities pursuant to such registration statement.

7.3 It shall be a condition precedent to the inclusion of the Registrable Securities of any seller in a registration effected pursuant to this Agreement that such seller shall (a) furnish to the Company such information regarding such seller, the Registrable Securities of such seller to be registered and the intended method of disposition of such Registrable Securities, and (b) execute such indemnities, underwriting agreements and other documents, as the Company shall reasonably request in order to satisfy the requirements applicable to such registration.

8.	EXPENSES

8.1 The Company shall pay all expenses incurred in effecting (a) the first two (2) registrations of Registrable Securities provided for in Section 3 of this Agreement, (b) all registrations of Registrable Securities provided for in Section 4, and (c) all registrations of Registrable Securities provided for in Section 5 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, transfer taxes, fees of transfer agents and registrations, costs of any insurance which might be obtained by the Company with respect to the offering by the Company and reasonable fees and disbursements of a single counsel for the sellers selected by the Holders holding more than 50% of the Registrable Securities being sold (collectively, the “Registration Expenses”), but excluding Selling Expenses. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses”. All Selling Expenses in connection with each registration statement under Sections 3, 4 and 5 shall be borne by the participating sellers in proportion to the number of Registrable Securities registered by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

9.	INDEMNIFICATION

9.1 In the event of any registration of any of its Registrable Securities under the Securities Act pursuant to this Agreement, the Company agrees, to the extent permitted by law, to indemnify and hold harmless each seller of Registrable Securities, and each Affiliate of such seller, against any losses, claims, damages or liabilities, joint or several, arising out of or based upon:

9.1.1	any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus contained therein or any amendment or supplement thereto;

9.1.2	any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading; or

9.1.3	any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, except insofar as any such loss, claim, damage or liability is:

(i)	caused by or contained in any information furnished in writing to the Company by such seller expressly for use in connection with such registration; or

(ii)	caused by such seller’s failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act; or

(iii)	caused by the seller’s use of a prospectus or preliminary prospectus or any amendment or supplement thereto after receipt of written notice from the Company that it should no longer be used.

In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the sellers of Registrable Securities. The Company shall reimburse each person indemnified pursuant to this subsection 9.1 in connection with investigating or defending any loss, claim, damage, liability or action indemnified against. The reimbursements required by this subsection 9.1 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. The indemnities provided pursuant to this subsection 9.1 shall remain in force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive transfer of Registrable Securities by a seller.

9.2 In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each seller of Registrable Securities agrees to furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus in connection with the registration or any amendment or supplement thereto.

9.3 To the extent permitted by law, and subject to the limitation set forth in the last sentence of this subsection 9.3, each Holder which is a seller of Registrable Securities in a registration pursuant to this Agreement agrees severally and not jointly to indemnify and hold harmless the Company, its directors and officers, each Affiliate of the Company and each other seller of securities in such registration and each Affiliate of each such other seller against any losses, claims, damages or liabilities, joint or several, arising out of or based upon:

9.3.1	any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus contained therein, or any amendment or supplement thereto; or

9.3.2	any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading,

but only insofar as any such loss, claim, damage or liability (a) is caused by or contained in any information furnished in writing to the Company by the indemnifying seller expressly for use in connection with such registration, and excluding any such loss, claim, damage or liability which is caused by or contained in such statements, or caused by such omissions, based upon the authority of an expert as defined in the Securities Act (but only if the indemnifying seller had no ground to believe, and did not believe, that the statements made on the authority of an expert were untrue or that there was an omission to state a material fact), (b) arises out of or is based upon any failure by such seller to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act, or (c) is caused by the seller’s use of a prospectus or preliminary prospectus or any amendment or supplement thereto after receipt of written notice from the Company that it should no longer use same.

In connection with an underwritten offering, each seller will indemnify such underwriters, their officers and directors and each person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the Company and other sellers. Each seller shall reimburse each person indemnified pursuant to this subsection 9.3 in connection with investigating or defending any loss, claim, damage, liability or action indemnified against. The reimbursements required by this subsection 9.3 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. The indemnities provided pursuant to this subsection 9.3 shall remain in force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive transfer of Registrable Securities by a seller. Notwithstanding any contrary provision of this Agreement, however, the liability under this Section 9 of each Holder which is a seller of Registrable Securities shall be limited in the aggregate, with respect to the claims of all indemnified persons taken as a whole, to that portion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by such indemnifying seller under such registration statement bears to the total public offering price of all securities sold thereunder, up to a maximum amount equal to the amount of the net proceeds received by such indemnifying seller from the Registrable Securities sold by it thereunder.

9.4 Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or that the interest of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim or litigation resulting therefrom.

9.5 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any Affiliate of any such Holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any Affiliate in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage or liability, as well as to reflect any other relevant equitable considerations (where the relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission), provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received from the sale of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

10.	MARKETING RESTRICTIONS

10.1	If:

10.1.1	a registration is to be made pursuant to a registration notice under Section 3 or Section 4 of this Agreement;

10.1.2	the offering proposed to be made by the Holder or Holders for whom such registration is to be made is to be an underwritten public offering; and

10.1.3

the managing underwriters of such public offering determine that the total amount of Common Stock to be included in such offering would exceed the maximum number of shares of Common Stock (as specified in a written opinion to the Holders requesting registration) which can be marketed at a price reasonably related to the current market value of such Common Stock and without otherwise materially and adversely affecting such offering, then the number of shares of Registrable Securities shall be reduced first by excluding the Series A Registrable Securities of the Holders requesting registration on a pro rata basis, second by excluding the

Series B Registrable Securities of the Holders requesting registration on a pro rata basis, third by excluding the Series C Registrable Securities of the Holders requesting registration on a pro rata basis, fourth by excluding the Series D Registrable Securities of the Holders requesting registration on a pro rata basis, and fifth by excluding the Series E Registrable Securities of the Holders requesting registration on a pro rata basis; provided, however, that such number of shares of Registrable Securities shall not be reduced if any shares are to be included in such underwriting for the account of the Company or any person other than the Holders, and no Registrable Securities other than those registered and included in the underwritten offering shall be offered for sale or other disposition in a transaction which would require registration under the Securities Act until the expiration of one hundred and eighty (180) days after the effective date of the registration statement filed in connection with such registration or such earlier time consented to by the managing underwriters.

10.2	If:

10.2.1	any Holder requests registration of Registrable Securities under Section 5 of this Agreement;

10.2.2	the offering proposed to be made is to be an underwritten public offering; and

10.2.3	the managing underwriters of such public offering determine that the total amount of Common Stock to be included in such offering would exceed the maximum amount of Common Stock (as specified in a written opinion to the Holders requesting registration) which can be marketed at a price reasonably related to the then current market value of such Common Stock and without materially and adversely affecting such offering, then the number of shares of Registrable Securities shall be reduced first by excluding the Series A Registrable Securities of the Holders requesting registration on a pro rata basis, second by excluding the Series B Registrable Securities of the Holders requesting registration on a pro rata basis, third by excluding the Series C Registrable Securities of the Holders requesting registration on a pro rata basis, fourth by excluding the Series D Registrable Securities of the Holders requesting registration on a pro rata basis, and fifth by excluding the Series E Registrable Securities of the Holders requesting registration on a pro rata basis; provided, however, that such number of shares of Registrable Securities shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or the Holders; and no Registrable Securities other than those registered and included in the underwritten offering shall be offered for sale or other disposition in a transaction which would require registration under the Securities Act until the expiration of one hundred and eighty (180) days after the effective date of the registration statement filed in connection with such registration or such earlier time consented to by the managing underwriters.

10.3 In connection with any offering involving an underwriting of Common Stock pursuant to Section 5 of this Agreement, the Company shall not be required to include any of the Registrable Securities of a Holder in such offering unless such Holder agrees to the terms of the underwriting agreed to between the Company and the underwriter or underwriters selected by the Company, provided that all other persons who are holders of 5% or more of the outstanding shares of stock of the Company and that are selling shares in such offering also agree to the terms of such underwriting.

11.	SALE OF PREFERRED STOCK TO UNDERWRITER

11.1 Notwithstanding anything in this Agreement to the contrary, in lieu of converting any Preferred Stock to Common Stock prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Agreement, the Holder holding such Preferred Stock may sell such Preferred Stock to the underwriter of the offering being registered upon the undertaking of such underwriter to convert such Preferred Stock into Common Stock before making any distribution pursuant to such registration statement and agreeing to include such Common Stock among the securities being offered pursuant to such registration statement. The Company agrees to cause the Common Stock issuable on conversion of such Preferred Stock to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting and to register the Preferred Stock in any registration statement so that the Holder may make the sale described in the first sentence of this Section 11.

12.	MARKET STAND-OFF

12.1 Each Holder agrees in connection with the registration in a Qualified Public Offering that, upon the request of the Company or the underwriters managing such underwritten offering, he, she or it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities (other than the Registrable Securities included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred and eighty (180) days) from the effective date of such registration as the Company or the underwriters may specify, provided that all executive officers and directors of the Company and all other persons who are holders of 1% or more of the outstanding shares of stock of the Company are similarly restricted.

13.	COMPLIANCE WITH RULE 144

13.1 In the event that the Company (a) registers a class of securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act or (c) commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of any Holder who proposes to sell Registrable Securities in compliance with Rule 144 of the Commission, the Company shall (i) forthwith furnish to such Holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144 and (ii) make available to the public and such Holders such information as will enable the Holders to make sales pursuant to Rule 144.

14.	DESIGNATION OF UNDERWRITER

14.1 In the case of any registration effected pursuant to Section 3 or 4, the managing underwriters and any other investment banking advisers to the Company shall be selected by Holders holding not less than 50% of the Registrable Securities initiating the registration request, and shall be reasonably acceptable to the Company.

15.	GRANT OF SUBSEQUENT REGISTRATION RIGHTS

15.1 The Company shall not grant registration rights to any other person unless such rights are subordinate to the rights of the Holders pursuant to this Agreement or the Holders’ consent to such subsequent registration rights pursuant to Section 16 of this Agreement.

16.	MISCELLANEOUS

16.1 Amendment; Waiver. This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of all of the following:

16.1.1	the Company; and

16.1.2	Holders holding (a) more than 60% of the Registrable Securities and (b) at least 70% of the Series E Registrable Securities.

Any amendment, modification or waiver so effected shall be binding upon the Company, the Holders and all of their respective successors and permitted assigns whether or not such party entered into or approved such amendment, modification or waiver; provided, however, that this Agreement may not be amended or modified and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, modification or waiver applies to all Holders in the same manner.

16.2 Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

16.3 Assignments; Transfers. No party hereto may transfer or assign his, her or its rights hereunder to any third party without the prior written consent of the Company and the Holders holding more than 50% of the Registrable Securities excluding the Registrable Securities of a Holder proposing such a transfer of rights, except that (a) any Holder shall be permitted to transfer its rights hereunder without obtaining such prior consent to (i) its Affiliate or to a transferee pursuant to a transfer that is permitted pursuant to Section 4.1 of the Sixth Amended and Restated Stockholders’ Agreement of even date herewith (as it may be amended or replaced), (ii) another Holder, or (iii) any transferee of at least 50,000 shares (as adjusted for stock splits, consolidations and the like) of Series E Registrable Securities from such Holder; (b) each of the Aurora Entities shall be permitted to transfer its rights hereunder to any of the other Aurora Entities; (c) each of the Intersouth Entities shall be permitted to transfer its rights hereunder to any of the other Intersouth Entities; (d) each of the Lumira Entities shall be permitted to transfer its rights hereunder to any of the other Lumira Entities; (e) each of the TVM Entities shall be permitted to transfer its rights hereunder to any of the other TVM Entities; (f) each of the Forbion Entities shall be permitted to transfer its rights hereunder to any of the other Forbion Entities; and (g) each of the Morningside Entities shall be permitted to transfer its rights hereunder to any of the other Morningside Entities; provided in each case that the Company is notified in writing of any such transfer. This Agreement is binding upon and inures to the benefit of the Company, its successors and assigns, and the Holders, their permitted successors and assigns, heirs, and legal representatives.

16.4 Notices. All notices, requests, consents and other communications hereunder (“Notices”) to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two days after being duly sent by email, DHL, Federal Express or other recognized express international courier service:

(a) if to the Company, to Argos Therapeutics, Inc., 4233 Technology Drive, Durham, North Carolina 27704, Attn: Chief Executive Officer, with a copy (which shall not constitute notice) to Hutchison PLLC, 3110 Edwards Mill Road, Suite 300, Raleigh, NC 27612, Attn: William N. Wofford (bwofford@hutchlaw.com, facsimile: 866-479-7550); or,

(b) if to a Holder, at such Holder’s address as set forth in Exhibit A hereto or, if no such address appears, at such Holder’s address as shown on the books of the Company or its transfer agent, with a copy (which shall not constitute notice) to Ropes & Gray LLP, 1900 University Avenue, 6th Floor, East Palo Alto, CA 94303, Attn: Lowell Segal (email: lowell.segal@ropesgray.com; facsimile: 650-566-4244).

16.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

16.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, each which shall be deemed an original but all of which shall together constitute one and the same instrument.

16.7 Headings. The headings used herein are solely for the convenience of the parties and shall not serve to modify or interpret the text of the Sections at the beginning of which they appear.

[SIGNATURE PAGES FOLLOW]

Execution Copy

IN WITNESS WHEREOF, the parties have caused this Fifth Amended and Restated Registration Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

ARGOS THERAPEUTICS, INC.

By:	/s/ Jeffrey D. Abbey

Name:	Jeffrey D. Abbey

Its:	President and Chief Executive Officer

EXHIBIT B

ADDITIONAL HOLDER SIGNATURE PAGE

By executing this signature page in the space provided, the undersigned hereby agrees (i) that it is a “Holder” as defined in the Fifth Amended and Restated Registration Rights Agreement dated as of August 9, 2013, among Argos Therapeutics, Inc. and certain Holders named on Exhibit A thereto (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes, and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this      day of             , 20    .

Holder:

By:

Name:

Its: